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                                                       EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                             Three Months Ended           Nine Months Ended
                                             September 30, 1995           September 30, 1995

                                             Primary  Fully Diluted      Primary   Fully Diluted


Net Income . . . . . . . . . . . . . . . .    $13,453     $13,453        $37,768        $37,768


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax . . . . . . . . . .         --         381             --          1,143
                                               ------      ------         ------         ------

Adjusted net income. . . . . . . . . . . .    $13,453     $13,834        $37,768        $38,911
                                               ======      ======         ======         ======

Weighted average common shares
outstanding. . . . . . . . . . . . . . . . 22,787,957  22,787,957     22,970,665     22,970,665


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures . . . . . . . . . . . . . . . .         --   1,341,199             --      1,341,199


Additional shares outstanding upon assumed
exercise of stock options. . . . . . . . .     61,953      61,953         61,953         61,953
                                           ----------  ----------     ----------     ----------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . . . . 22,849,910  24,191,109     23,032,618     24,373,817
                                           ==========  ==========     ==========     ==========

Earnings per share . . . . . . . . . . . . $      .59  $      .57     $     1.64     $     1.60
                                           ==========  ==========     ==========     ==========

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                                         17
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                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                             Three Months Ended           Nine Months Ended
                                             September 30, 1994           September 30, 1994

                                              Primary Fully Diluted      Primary   Fully Diluted


Net Income . . . . . . . . . . . . . . . .    $12,330     $12,330        $35,964        $35,964


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax . . . . . . . . . .         --         480             --          1,440
                                               ------      ------         ------         ------

Adjusted net income. . . . . . . . . . . .    $12,330     $12,810        $35,964        $37,404
                                               ======      ======         ======         ======

Weighted average common shares
outstanding. . . . . . . . . . . . . . . . 23,468,906  23,468,906     23,561,440     23,561,440


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures . . . . . . . . . . . . . . . .         --   1,689,285             --      1,689,285


Additional shares outstanding upon assumed
exercise of stock options. . . . . . . . .     62,159      62,159         62,159         62,159
                                           ----------  ----------     ----------     ----------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . . . . 23,531,065  25,220,350     23,623,599     25,312,884
                                           ==========  ==========     ==========     ==========

Earnings per share . . . . . . . . . . . . $      .52  $      .51     $     1.52      $    1.48
                                           ==========  ==========     ==========      =========



                                           18



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